                                                                    Exhibit 10.7

                              FIRM OR INTERRUPTIBLE
                               GAS SALES AGREEMENT
                          GENERAL TERMS AND CONDITIONS

                                     between

                             ENGAGE ENERGY US, L.P.

                                    as Seller

                                       and

                         CASCADE NATURAL GAS CORPORATION

                                    as Buyer


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                              TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS ...........................................................................................1

ARTICLE 2.  CONFIRMATION ..........................................................................................2

ARTICLE 3.  QUANTITY ..............................................................................................2

ARTICLE 4.  PRICE OF GAS ..........................................................................................5

ARTICLE 5.  TERM ..................................................................................................6

ARTICLE 6.  DELIVERY POINT; TITLE; RIGHTS OF POSSESSION ...........................................................6

ARTICLE 7.  MEASUREMENTS AND TESTS ................................................................................6

ARTICLE 8.  QUALITY OF GAS ........................................................................................6

ARTICLE 9.  DELIVERY PRESSURE .....................................................................................6

ARTICLE 10. BILLING AND PAYMENT ...................................................................................7

ARTICLE 11. REGULATION ............................................................................................8

ARTICLE 12. WARRANTIES OF TITLE ...................................................................................8

ARTICLE 13. CREDIT WORTHINESS .....................................................................................8

ARTICLE 14. ADDRESSES AND ACCOUNTS ................................................................................9

ARTICLE 15. FORCE MAJEURE ........................................................................................10

ARTICLE 16. TRANSFER AND ASSIGNMENT ..............................................................................11

ARTICLE 17. NON-WAIVER OF FUTURE DEFAULTS ........................................................................11

ARTICLE 18. ENTIRE AGREEMENT .....................................................................................11

ARTICLE 19. LIMITATION ON CLAIMS .................................................................................11

ARTICLE 20. MISCELLANEOUS ........................................................................................12

EXHIBIT A

                    FIRM OR INTERRUPTIBLE GAS SALES AGREEMENT
                          GENERAL TERMS AND CONDITIONS

___________________ AS OF THIS 1st day of November, 1998, ENGAGE ENERGY US, L.P., a Delaware limited partnership ("Seller") and CASCADE NATURAL GAS CORPORATION, a corporation ("Buyer") who may hereinafter be referred to collectively as "Parties" or individually as "Party":

                                   WITNESSETH:

          WHEREAS, the Parties wish to enter into a Gas Sales Agreement covering the sale, delivery and purchase of gas.

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1.        DEFINITIONS

          1.1 The term "Agreement" shall mean these General Terms and Conditions and the Exhibit "A" hereto in effect from time to time.

          1.2 The term "gas" shall mean any mixture of hydrocarbons or of hydrocarbons and noncombustible gasses, in a gaseous state, consisting essentially of methane.

          1.3 The term "Btu" shall mean one (1) British thermal unit, which is the amount of heat required to raise the temperature of one
               (1) pound of water one degree (1*) Fahrenheit at sixty degrees (60*) Fahrenheit.
               Btu shall be measured on a dry basis at 14.73 p.s.i.a.

          1.4 The term "MMBtu" shall mean one million (1,000,000) British thermal units.

          1.5 The term "Seller's Transporter" shall mean the pipeline delivering gas at the Delivery Point(s).

          1.6 The term "Receiving Pipeline" shall mean the pipeline receiving gas at the Delivery Point(s) as such pipeline is identified in Exhibit "A", or absent such Receiving Pipeline, the pipeline delivering gas at the Delivery Point(s).

          1.7 The term "Delivery Point(s)" shall mean the point(s) identified in Exhibit "A" at which title to the gas is transferred from Seller to Buyer.

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          1.8  The term "Contract Quantity" (i) for each Exhibit "A" applicable to a firm transaction having a Delivery Period of one month or less, shall mean a quantity equal to the sum of the Daily Contract Quantity (as such is set forth in section 3.1 below) in effect for each day of the Delivery Period of the Exhibit "A" in question and (ii) for each Exhibit "A" applicable to a firm transaction having a Delivery Period of more than one month, shall mean a quantity, determined for each month in the Delivery Period of such Exhibit "A", equal to the sum of the Daily Contract Quantity in effect for every day of each month in such Delivery Period for which there is a Daily Contract Quantity.

          1.9 The term "Exhibit "A"" shall mean the confirmation of each transaction substantially in the form of Exhibit
               "A"/Confirmation attached to these General Terms and Conditions and made a part hereof.

          1.10 The term "Delivery Period" shall, for each Exhibit "A", mean the period of time that deliveries under each such Exhibit "A" are to be made.

2.        CONFIRMATION

          2.1 Seller will prepare and immediately transmit by facsimile to Buyer the Exhibit "A" attributable to each transaction.

          2.2 Either Party or both Parties may electronically record any oral statement made by telephone or otherwise by a representative of either Party which pertains or may pertain to formation or performance of a transaction.

3.        QUANTITY

          3.1 The Exhibit "A" shall set forth the service level (firm or interruptible) and the daily quantity of gas that the Parties intend to purchase and sell (the "Daily Contract Quantity") during the Delivery Period set forth in the Exhibit "A". More than one Exhibit "A" may be in effect between the Parties from time to time. Subject to the terms of this Agreement, the Parties agree to nominate, deliver and purchase such agreed upon Daily Contract Quantity.

               a. If the service level is specified as "interruptible" in the applicable Exhibit "A", then either party may interrupt the sale or reduce the quantities to be sold without liability to the other (except as set forth in section 3.2 below) if Seller determines that it does not desire to sell gas to Buyer or Buyer determines

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

                    that it does not desire to purchase gas from Seller. The Parties shall promptly notify each other in the event of changes in the quantities to be purchased or sold and shall change their nominations to reflect such changes.

               b. If the service level is specified as "firm" in the applicable Exhibit "A", Seller shall sell and deliver and Buyer shall purchase and receive each day the Daily Contract Quantity specified in the applicable Exhibit "A" for the Delivery Period specified in such Exhibit "A".

                    1. If, for any Exhibit "A" in effect for firm service, Seller fails to deliver the Contract Quantity and such failure is not otherwise excused by any provision of this Agreement, by operation of law or Buyer's failure to meet its obligations hereunder, then Seller shall compensate Buyer for all costs and expenses incurred by Buyer in acquiring a quantity of gas ("Replacement Gas"), up to but not in excess of the difference between the Contract Quantity and the quantity delivered during the Delivery Period of such Exhibit "A" (or during each month thereof if the Delivery Period of such Exhibit "A" exceeds one month), which are (on a per MMBtu basis) in excess of the price payable under such Exhibit "A" ("Buyer's Incremental Costs"). Buyer agrees to use commercially reasonable efforts to obtain Replacement Gas at the lowest price available to Buyer. Within thirty (30) days after the actual quantities delivered by Seller under the applicable Exhibit "A" (or during each month thereof if the Delivery Period of such Exhibit "A" exceeds one month) are confirmed by Receiving Pipeline, Buyer shall render to Seller a statement of Buyer's Incremental Costs detailing the difference between the Contract Quantity and the quantity delivered under such Exhibit "A" during the period of time in question, the quantity of Replacement Gas and the costs and description of costs incurred by Buyer for such Replacement Gas. Within thirty (30) DAYS of receipt of Buyer's statement, Seller shall reimburse Buyer for Buyer's Incremental Costs. Seller's reimbursement of Buyer's Incremental Costs shall constitute
                         Buyer's sole and exclusive remedy for Seller's failure to deliver gas under the Exhibit "A" during the period of time in question and Seller shall not, under any circumstances whatsoever, be liable to Buyer for any

                                        3

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                         other costs, charges, expenses, losses or damages
                         (except as provided under Section 3.2 below) of any nature or kind whatsoever whether direct or indirect, foreseeable or not foreseeable, consequential or incidental, arising from or in any way attributable to or suffered as a result of Seller's failure to deliver gas pursuant to the terms of the Exhibit "A" in question and this Agreement.

                         If, for any Exhibit "A" in effect for firm service, Buyer fails to take the Contract Quantity and such failure is not otherwise excused by any provision of this Agreement, by operation of law or Seller's failure to meet its obligations hereunder, and Seller sells all or a portion of the difference between the Contract Quantity and the quantity taken by Buyer under the Exhibit "A" in question (or during each month thereof if the Delivery Period of such Exhibit "A" exceeds one month) to another purchaser at a price less than the applicable price payable under such Exhibit "A", Buyer shall compensate Seller for the difference between the price per MMBtu which would have been paid to Seller under such Exhibit "A" and the price per MMBtu paid to Seller by such other purchaser(s) ("Seller's Incremental Costs"). Seller agrees to use commercially reasonable efforts to sell such gas at the highest price available to Seller. Within thirty (30) days after the actual quantities delivered under the applicable Exhibit "A" during the period of time in question are confirmed by Receiving Pipeline, Seller shall render to Buyer a statement of Seller's Incremental Costs detailing the difference between the Contract Quantity for such Exhibit "A" and the quantity of gas taken by Buyer under such Exhibit "A" during the period of time in question, the quantity of gas not taken by Buyer that was sold to another purchaser and the price Seller received from such other purchaser(s) for such gas. Buyer shall reimburse Seller for Seller's Incremental Costs within thirty (30) days of Buyer's receipt of Seller's invoice for Seller's Incremental Costs. Buyer's payment of Seller's Incremental Costs shall constitute Seller's sole and exclusive remedy for Buyer's failure to take gas under the Exhibit "A" during the period of time in question and Buyer shall not, under any circumstances whatsoever, be liable to Seller for any other costs, charges, expenses,

                                        4

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                         losses or damages (except as provided under
                         Section 3.2 below) of any nature or kind whatsoever whether direct or indirect, foreseeable or not foreseeable, consequential or incidental, arising from or in any way attributable to or suffered as a result of Buyer's failure to take gas pursuant to the terms of the Exhibit "A" in question and this Agreement.

          3.2 The Parties agree to fully cooperate to eliminate imbalances between nominations and deliveries of gas on Seller's Transporter and Receiving Pipeline. If any scheduling or imbalance penalties or charges (including, but not limited to, cash-outs) are imposed upon a Party hereto by Seller's Transporter or Receiving Pipeline in accordance with the provisions of its tariff in effect from time to time, as a result of a Party's failure to deliver or purchase an agreed upon nominated quantity of gas or as a result of the other Party's failure to perform any of its obligations hereunder, then the failing Party shall reimburse the non-failing Party the dollar amount of such penalties (or the failing Party's portion thereof) within thirty (30) days following receipt of an invoice therefor.

4.        PRICE OF GAS

          4.1 Exhibit(s) "A" in effect from time to time shall state the price per MMBtu for the gas that is sold by Seller to, Buyer ("Price").

               a. Seller shall pay or cause to be paid all taxes imposed on or with respect to the gas prior to its delivery at the Delivery Point(s). Buyer shall pay, or cause to be paid, all taxes on or with respect to the gas at and after its delivery at the Delivery Point(s) including, without limitation, any and all federal, state or local sales, use, gross receipts, consumption, franchise fee or other similar fees, taxes or charges that may arise from or be levied upon a sale under this Agreement. If Seller is required to remit or pay such fees, taxes or charges, Buyer shall promptly reimburse Seller for same.

               b. If Buyer is entitled to purchase gas free from any such taxes or charges, Buyer shall furnish Seller the necessary exemption or resale certificate covering the gas delivered hereunder at the Delivery Point(s). Buyer agrees to indemnify and hold harmless Seller from any and all costs, charges and expenses of any nature incurred by Seller as a result of Seller's reliance on Buyer's representation of exemption.

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

5.        TERM

          5.1 This Agreement shall be effective as of the date first written above, and, subject to the other provisions hereof, shall remain in effect until terminated by either Party upon at least ten (10) days prior written notice given to the other Party with such termination to be effective as of the first day of the month following expiration of such ten (10) day notice period, provided, however, that if an Exhibit "A" is in effect, termination shall not be effective as to any Exhibit "A" then in effect until expiration of the Delivery Period of each such Exhibit "A".

6.        DELIVERY POINT(S); TITLE; RIGHTS OF POSSESSION

          6.1 Title and right of possession to all gas delivered and sold hereunder shall pass to Buyer at the Delivery Point(s). Seller shall be deemed to be in exclusive control and possession of the gas and shall be fully responsible for and shall defend and indemnify Buyer, its successors and assigns, against any damage, loss or injury caused by the gas prior to the Delivery Point(s). Buyer shall be deemed to be in exclusive control and possession of the gas and shall be fully responsible for and shall defend and indemnify Seller, its successors and assigns, against any damage, loss or injury caused by the gas at and after the Delivery Point(s).

7.        MEASUREMENTS AND TESTS

          7.1 The measurement and testing of the gas sold hereunder shall be in accordance with the established procedures in use by Seller's Transporter and applicable to gas delivered at the Delivery Point(s).

8.        QUALITY OF GAS

          8.1 All gas delivered under the terms of this Agreement shall at all times conform to the quality specifications of Seller's Transporter at the Delivery Point(s), as such specifications are contained in Seller's Transporter tariff(s) in effect from time to time (or in Seller's Transporter standard transportation service agreement if no tariff is applicable).

9.        DELIVERY PRESSURE

          9.1 Seller shall deliver the gas at the pressure prevailing in Seller's Transporter's facilities at the Delivery Point specified in Exhibit "A".

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

10.       BILLING AND PAYMENT

          10.1 On or before the twelfth (12th) day of each month during the term of this Agreement, Seller shall render a statement to Buyer for the total quantity of gas delivered to Buyer during the preceding month and for any other amount due Seller under this Agreement for which an invoice is not otherwise provided. Buyer shall pay to Seller, on or before the twentieth (20th) day of each month, the amount due based on Seller's statement. All such payments shall be made to Seller by wire transfer, in immediately available funds, directed to Seller's account set forth in Article 14 below.

               a. To the extent that the actual quantity is not available to Seller by the twelfth (12th) day of each month, Seller may bill Buyer based on nominated quantities, subject to reduction for any known periods when nominated quantities were not delivered and subject to later correction based on actual data. If a statement is rendered based on nominated quantities rather than actual quantities, Seller shall render a corrected statement as soon as possible after actual quantities are known.

          10.2 If presentation of a statement by Seller is delayed after the twelfth (12th) day of a month, then the time for payment shall be extended correspondingly, unless Buyer is responsible for such delay.

          10.3 Buyer and Seller shall have the right during normal business hours, and upon reasonable prior notice, to examine the books, records and charts of the other Party to the extent necessary to verify any statement, charge or computation made pursuant to this Agreement.

          10.4 If Buyer fails to pay when due the amount of any statement rendered by Seller, Seller may immediately suspend deliveries of gas hereunder and interest on the unpaid amount shall accrue from the due date until the date of payment, at the lesser of (i) the then current prime rate of interest charged by Citibank, N.A. to its best commercial and industrial borrowers plus two percent (2%) or (ii) the maximum lawful rate. This Section 10.4 shall not bar either Party from asserting any other remedy it may have at law or in equity.

          10.5 If Buyer finds, within the later of (i) twenty-four (24) months after the date of any statement rendered by Seller or
               (ii) twenty-four (24) months after the date of any quantity adjustment by Seller's Transporter, that it has been overcharged and if Buyer has paid same and makes a claim for refund within such twenty-four (24) months, the overcharge, if verified by Seller, shall be refunded within thirty (30) days, without interest. If Seller finds, within the later of (i) twenty-four (24) months after the date of any statement rendered by Seller or (ii) twenty-four
               (24) months after the date of any quantity adjustment by Seller's Transporter, that there has been an undercharge in the amount billed in such statement, Seller may within such twenty-four (24) month period submit a statement for such undercharge to Buyer and Buyer upon verifying the same, shall pay the undercharge to Seller within thirty (30) days, without interest. No adjustments shall be made unless the other Party is notified of a claim prior to the expiration of the applicable twenty-four (24) month period.

11.       REGULATION

          11.1 This Agreement shall be subject to all valid applicable and effective laws, orders, rules, regulations and directives of all duly constituted Federal, State and local governmental authorities having jurisdiction.

12.       WARRANTIES OF TITLE

          12.1 Seller warrants that it has the right to sell all gas delivered and that such gas is free and clear of all liens, encumbrances and adverse claims. Seller shall indemnify Buyer and save it harmless from suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of this warranty.

          12.2 OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS, OR SUITABILITY OF THE PRODUCT FOR A PARTICULAR PURPOSE NOTWITHSTANDING ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR LACK THEREOF INCONSISTENT WITH THIS PARAGRAPH.

13.       CREDIT WORTHINESS

          13.1 Prior to the commencement of deliveries and sales of gas under this Agreement, and at any time and from time to time thereafter, Buyer shall furnish Seller with credit information as may be reasonably required to determine Buyer's credit worthiness. If requested by Seller, Buyer shall provide Seller with a satisfactory letter of credit, guarantee or other good and sufficient security of a continuing nature and in a satisfactory amount, as determined by Seller in its sole discretion. At any time Seller may immediately suspend deliveries and sales of gas to Buyer if Seller, in its sole judgment, determines that

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

               Buyer's ability to pay for gas has become impaired for any reason. However, Seller may resume deliveries and sales of gas to Buyer at such time as Buyer has satisfied Seller of its ability to pay.

14.       ADDRESSES AND ACCOUNTS

          14.1 Notices and invoices to Buyer under this Agreement shall be made as follows:

               NOTICES:

                    Cascade Natural Gas Corporation
                    P.O. Box 24464 Seattle, WA 98124
                    Attention: Mickey Patton
                    Fax No.: 206-624-7215

               INVOICES:

                    Cascade Natural Gas Corporation
                    P.O. Box 24464 Seattle, WA 98124
                    Attention: Mickey Patton
                    Fax No.: 206-624-7215

               Notices and payments to Seller shall be made as follows:

               NOTICES:

                    Engage Energy US, L.P.
                    Five Greenway Plaza, Suite 1200
                    Houston, Texas 77046-0502
                    Attn: Contract Administration
                    Fax No.: (713) 877-3583

               PAYMENTS:

                    Engage Energy US, L.P.
                    Account #: 4071-9415
                    Citibank, N.A., N.Y., N.Y.
                    ABA #: 0210-00089

               Either Party may change its address or account as set forth in this Article by written notice to the other Party. Unless otherwise

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

               provided, all notices given by one Party to the other shall be sent by certified mail (return receipt requested), by courier delivery, by hand delivery or by telegraph or by facsimile and shall be effective upon receipt. However, routine communications, including monthly statements, shall be considered as delivered when mailed, properly addressed, by ordinary mail. Provided further, a communication by facsimile shall be deemed received on the next business day at the point of receipt if received at such point after four o'clock (4:00) p.m. or on a Saturday, Sunday or holiday recognized by the Party receiving the facsimile communication.

15.       FORCE MAJEURE

          15.1 If either Buyer or Seller is rendered unable wholly or in part, by force majeure or any other cause of any kind not reasonably within such Party's control to perform or comply with any obligation or condition of this Agreement, upon giving notice and reasonably full particulars to the other Party within a reasonable time after the event of force majeure, such obligation or condition shall be suspended during the continuance of the inability so caused and such Party shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period; provided, obligations to make payments shall not be suspended and the cause of suspension (other than strikes or lockouts) shall be remedied so far as possible with reasonable dispatch. Settlement of strikes and lockouts shall be wholly within the discretion of the Party having the difficulty. The term "force majeure" shall include, without limitation by the following enumeration, acts of God and the public enemy; failure or curtailment of transportation of gas by either Seller's Transporter or Receiving Pipeline; the elements; fire; accidents; breakdowns; shutdowns for purposes of necessary repairs or maintenance; relocation or construction of facilities; freezing, breakage, accidents or operational failures to wells, machinery or lines of pipe; inability to obtain materials, supplies, permits or labor to perform or comply with any obligation or condition of this Agreement; strikes and any other industrial, civil or public disturbances; and restraints of any government or governmental body or authority, civil or military.

          15.2 Notwithstanding the preceding paragraph, if the service level is specified as firm in the applicable Exhibit "A", interruption or curtailment of interruptible transportation by either Receiving Pipeline or Seller's Transporter shall not be considered an event of force majeure unless firm transportation by such pipeline(s) is also being interrupted or curtailed.

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

16.       TRANSFER AND ASSIGNMENT

          16.1 Any entity that shall succeed by purchase merger, or consolidation to the properties, substantially or in their entirety, of either Party shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. No other assignment of this Agreement or of any rights or obligations hereunder shall be made by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld. This
               Article 16 shall not prevent either Party from assigning; pledging or mortgaging its rights hereunder as security for its indebtedness. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

17.       NON-WAIVER OF FUTURE DEFAULTS

          17.1 No waiver by either Party of any one or more defaults by the other Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.

18.       ENTIRE AGREEMENT

          18.1 This Agreement constitutes the entire agreement between the Parties for the sale, delivery and purchase of gas as contemplated herein.

               This Agreement supersedes all prior negotiations, representations, contracts or agreements, either written or oral, regarding the subject matter hereof. No modification, alteration, or amendment of this Agreement and/or any Exhibit "A" in effect shall be binding upon either Party unless executed in writing by the Party to be bound.

19.       LIMITATION ON CLAIMS

          19.1 Neither Party shall be liable for any damages for any breach of this Agreement, unless a claim is presented in writing within two (2) years after the alleged damages occurred. The claim shall set forth in full the nature, character, cause, and amount of the damage.

          19.2 NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES ARISING OUT OF, OR RELATED TO, A BREACH OF THIS AGREEMENT.

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

20.       MISCELLANEOUS

          20.1 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS,
               NOTWITHSTANDING ANY CONFLICT OF LAWS PRINCIPLES OF SAID JURISDICTION THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          20.2 There is no third party beneficiary to this Agreement, and the provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a Party or not a successor or assignee of a Party to this Agreement.

          20.3 This Agreement was prepared jointly by the Parties hereto and shall not be construed more stringently against either Party hereto than the other.

          20.4 Each Party hereby certifies that its taxpayer identification number provided below is correct and each shall, upon request by the other, execute such forms as are necessary to verify same.

          20.5 The Parties represent and warrant that they have full and complete authority to enter into and to perform this Agreement. Each person who executes this Agreement on behalf of a Party represents and warrants that he or she has full and complete authority to do so and that their Party will be bound hereby.

          20.6 Descriptive headings used herein, if any, are neither part of this Agreement nor an aid to interpreting it.

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

          IN WITNESS WHEREOF, the Parties have caused these presents to be executed in duplicate originals by their proper officers duly authorized in that behalf, as of the date first above written.

                                        ENGAGE ENERGY US, L.P.

Name

                                        By:

                                             Name: Kevin Manuel
                                             Title: Vice President

                                             Taxpayer I.D. #76-052-7677

                                                   "Seller"

                                        CASCADE NATURAL GAS CORPORATION

                                        By:

                                             Name: King Oberg
                                             Title: Vice President
                                             Taxpayer I.D. #91-059-9090

                                                    "Buyer"

Signature page to Gas Sales Agreement between Engage Energy US, L.P. and Cascade Natural Gas Corporation dated November 1, 1998.

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